Exhibit 99.1

Hyperion DeFi Reports Q3 2026 Financial Results with Third
Consecutive Quarterly Record Net Income, Achieving Breakeven
Guidance on Core Operations and Cash Flows

Company Reports Record Q3 2026 Net Income of $39.6M and $48.7M Adjusted EBITDA(8)

Company Achieved +127% Quarter-over-Quarter Growth in Revenue and Gross Profit;
+143% Quarter-over-Quarter Growth in Adjusted Gross Profit(1)

Scaling DeFi Businesses Generated ~3.6x Base Staking Yield in Q3

All Legacy Debt Retired and Share Repurchases Commenced

DALLAS, TX, November 12, 2026 -- Hyperion DeFi, Inc. (NASDAQ: HYPD) (“Hyperion DeFi” or the “Company”), the first U.S. publicly listed DeFi company building on Hyperliquid, today reported results for the third quarter ended September 30, 2026.

“We are pleased to report a third consecutive quarter of record Net Income and, importantly, our first quarter of breakeven-or-better core operating profit and cash flows, achieved one quarter ahead of our initial 2026 year-end target”, said Hyunsu Jung, CEO of Hyperion DeFi. Mr. Jung continued, “With our legacy debt now retired, share repurchases underway, and our core operations having achieved the inflection point we promised since day one, we continue to position ourselves as the premier institutional gateway to DeFi innovation as we deliver on our mission to revolutionize blockchain financial services.”

Q3’26, Q2’26, and Q3’25 Summary GAAP and Non-GAAP Financial Measures

(All Figures in $)	Q3'26	Q2'26	Q3'25	Q-o-Q Change	Y-o-Y Change
GAAP
Gross Profit	810,415	357,693	302,506	127%	168%
Selling, General and Administrative Expense	3,791,580	3,918,591	2,594,130	(3)%	46%
Net Operating (Income) Expenses	(39,287,511)	(30,650,049)	(4,125,685)	28%	852%
Total Other Income (Expense), Net	(512,539)	(56,779)	2,197,391	803%	(123)%
Net Income (Loss)	39,585,387	30,950,963	6,625,582	28%	497%
HYPE Digital Assets	108,784,402	74,119,231	37,954,590	47%	187%
Cash and Cash Equivalents	6,624,503	9,637,216	8,223,180	(31)%	(19)%
Net Cash and Cash Equivalents Provided By Operating Activities	(1,598,167)	(3,098,419)	(2,822,819)	(48)%	(43)%
Net Cash and Cash Equivalents Provided By Investing Activities	8,679,877	(5,642,387)	(20,112,041)	(254)%	(143)%
Net Cash and Cash Equivalents Provided By Financing Activities	(10,094,423)	10,997,100	23,625,749	(192)%	(143)%
Non-GAAP
Adjusted Gross Profit(1)	2,795,341	1,150,035	439,386	143%	536%
Operating Expenses Excluding Stock-Based Compensation(5)	2,240,164	2,344,734	4,315,016	(4)%	(48)%
Core Operating Earnings(19)	555,177	(1,194,699)	(3,875,630)	(146)%	(114)%
Treasury Gains (Losses)(6)	48,053,253	54,815,626	11,868,872	(12)%	305%
Adjusted Other Income (Expense)(7)	46,677	31,919	(42,240)	46%	(211)%
Adjusted EBITDA(8)	48,655,106	53,652,846	7,951,003	(9)%	512%
Gross HYPE Holdings(4)	167,853,840	132,635,212	77,751,604	27%	116%
Net Asset Value(9)	182,375,957	134,226,478	74,545,583	36%	145%
Cash, Cash Equivalents, and Stablecoins(16)	14,544,971	11,758,699	8,223,180	24%	77%
Adjusted Net Operating Cash Flow(18)	62,695	(2,124,382)	(2,822,819)	(103)%	(102)%
Adjusted Net Investing Cash Flow(17)	12,818,000	(6,165,672)	(20,112,041)	(308)%	(164)%

All figures in this press release are not audited. Throughout this document, totals may not sum due to rounding. Calculations are based on unrounded results.

This press release includes certain non-GAAP financial measures (including on a forward-looking basis) such as Adjusted Gross Profit, Gross HYPE Holdings, Net Asset Value, Operating Expenses Excluding Stock-Based Compensation, Core Operating Earnings, Treasury Gains (Losses), Adjusted Other Income (Expense), Adjusted EBITDA, Adjusted Net Investing Cash Flow, and Adjusted Net Operating Cash Flow. Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” for reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures and important additional information.

Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” sections for detailed definitions and reconciliations to the nearest GAAP Metric.

Adjusted Gross Profit(1) (in $ thousands)	Q3'25		Q4'25		Q1'26		Q2'26		Q3'26		QoQ Growth
Ecosystem Rewards	-		285		150		90		1,255		1,302%
DeFi Monetization	<1		102		245		158		334		112%
Yield Enhancement	78		79		211		334		381		14%
Validator Commissions	21		49		40		42		41		(3)%
Staking Yield	340		305		313		527		785		49%
Adjusted Gross Profit(1)	439		821		960		1,150		2,795		143%
Multiple vs. Staking Yield	1.3	x	2.7	x	3.1	x	2.2	x	3.6	x
HYPE Earned in Staking & Validating(2)	7,895		10,076		11,458		11,115		10,885
Effective Average HYPE Price In-Period(3)	45.76		35.12		30.82		51.23		75.86

Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” sections for detailed definitions and reconciliations to the nearest GAAP Metric.

HYPE Treasury Over Time	6/30/25*		09/30/25		12/31/25		3/31/26		6/30/26		9/30/26		Basis(14)
Gross HYPE Tokens(2)	1.31	M	1.72	M	1.88	M	1.94	M	2.04	M	1.85	M	1.85	M
HYPE Token Price	$34.8		$45.2		$25.4		$36.6		$65.0		$90.8		$40.0
Gross HYPE Holdings(4)	$45.5	M	$77.8	M	$47.8	M	$71.0	M	$132.6	M	$167.9	M	$74.0	M
Net Asset Value(9)	$41.6	M	$74.5	M	$44.2	M	$69.9	M	$134.2	M	$182.4	M
Cash, Cash Equivalents, and Stablecoins(16)	$7.5	M	$8.2	M	$6.5	M	$9.1	M	$11.8	M	$14.5	M

*The June 30, 2025 Gross HYPE Holdings figure represents HYPE Digital Assets held at cost basis. Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” sections for detailed definitions and reconciliations to the nearest GAAP Metric.

Non-GAAP Income Summary (Figures in $)	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Adjusted Gross Profit(1)	439,386	820,997	959,568	1,150,035	2,795,341
Operating Expenses Excluding Stock-Based Compensation(5)	4,315,016	3,007,135	2,975,883	2,344,734	2,240,164
Core Operating Earnings(19)	(3,875,630)	(2,186,138)	(2,016,315)	(1,194,699)	555,177
Treasury Gains (Losses)(6)	11,868,872	(36,783,228)	21,451,862	54,815,626	48,053,253
Adjusted Other Income (Expense)(7)	(42,240)	48,717	52,585	31,919	46,677
Adjusted EBITDA(8)	7,951,003	(38,920,649)	19,488,132	53,652,846	48,655,106

Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” sections for detailed definitions and reconciliations to the nearest GAAP Metric.

Non-GAAP Cash Flow Summary (Figures in $)	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Adjusted Net Operating Cash Flow(18)	(2,822,819)	(3,976,135)	(2,607,344)	(2,124,382)	62,695
Adjusted Net Investing Cash Flow(17)	(20,112,041)	(6,319,039)	(1,472,835)	(6,165,672)	12,818,000
Net Cash and Cash Equivalents Provided By Financing Activities	23,625,749	8,596,884	6,606,942	10,997,100	(10,094,423)
Change in Cash, Cash Equivalents, and Stablecoins(16)	690,889	(1,698,290)	2,526,763	2,707,046	2,786,272
Ending Cash, Cash Equivalents, and Stablecoins(16)	8,223,180	6,524,890	9,051,653	11,758,699	14,544,971

Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” sections for detailed definitions and reconciliations to the nearest GAAP Metric.

2026 YTD Results vs. Guidance (Figures in $ Millions)	Q1'26 A		Q2'26 A		Q3’26 Guidance (as of Sept 8)	Q3’26 Actual	Q4'26	FY’26 Guidance (as of Sept 8)
Adjusted Gross Profit(1)	$0.96	M	$1.15	M	$2.00M - $2.50M	$2.80M (BEAT)	-	$7M - $8M
Operating Expenses Excluding Stock-Based Compensation(5)	$2.98	M	$2.34	M	$2.00M - $2.25M	$2.24M (IN-LINE)	-	-
Core Operating Earnings(19)	$(2.02	)M	$(1.19	)M	$0.00M - $0.50M	$0.56M (BEAT)	-	-
Adjusted Net Operating Cash Flow(18)	$(2.61	)M	$(2.12	)M	($0.50M) - $0.25M	$0.06M (IN-LINE)	-	-

Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” sections for detailed definitions and reconciliations to the nearest GAAP Metric.

HYPD Investment Thesis & 15-Month Trailing Results

In June of 2025, Hyperion DeFi evolved its operating strategy to the acquisition of HYPE and directly building in the Hyperliquid ecosystem. We made a firm commitment that we would be more than just HYPE, benefitting from not just holding the asset, but uniquely building multiple business atop it that have the potential to maximize its profitability. Our model is no longer a concept that we ask investors to envision, it has become reality.

Our unique strategy shares in multiple frontiers of value creation at the same time. Those three frontiers include (1) Asset Value – our HYPE Treasury, (2) Operating Value – our DeFi Businesses, and (3) Option Value – our embedded economic upside in the Hyperliquid ecosystem. We call this our HYPD “Triple-Dip” Strategy, and we believe our results over the past fifteen months speak for themselves.

•	Growing HYPE Treasury: From June 2025 to September 2026, our Gross HYPE Tokens(2) have increased 41% from 1.31 million to 1.85 million HYPE Tokens, even after selling HYPE in Q3 to help retire our legacy debt. Over the same period, our Net Asset Value(9) has grown 338% from $41.6 million to $182.4 million.

•	Five Scalable Businesses: From Q3 2025 to Q3 2026, our quarterly Adjusted Gross Profit(1) has grown 536% from $0.4 million to $2.8 million as our DeFi businesses have ramped. We have earned more than 2x, and as much as 3.6x, base HYPE staking yield in each of the last four quarters.

•	Embedded Economic Upside in the Hyperliquid Ecosystem: We have received tokens, equity, or future rights to tokens or equity in multiple early-stage builders and infrastructure partners on Hyperliquid: Kinetiq, HyperLend, Silhouette, Skew, and DoubleZero. In September, we also became entitled to an allocation of DOMA tokens through our work with D3, and expect to continue providing ecosystem access to HYPD holders.

•	Declining Cost Base: From Q3 2025 to Q3 2026, our Operating Expenses Excluding Stock-Based Compensation(5) declined 48% from $4.3 million to $2.2 million, and Core Operating Earnings(19) swung from a loss of $3.9 million to positive $0.6 million. Our legacy biotech segment has been wound down, and in July we sold all remaining Optejet IP to Arctic Vision.

•	Improving Cash Flows: From Q3 2025 to Q3 2026, quarterly Adjusted Net Operating Cash Flow(18) has improved from ($2.8 million) to positive $0.1 million, both as a function of reduced costs and ramping DeFi businesses. We delivered positive Adjusted Net Operating Cash Flow(18) in Q3, ahead of our year-end target.

•	Optimizing Capital Structure: In Q3 we repaid all outstanding principal and interest on our Avenue Capital loan (approximately $8.6 million), retiring all of our legacy debt, and we have begun repurchasing our shares under the $20 million buyback program announced on September 8. We ended Q3 with $14.5 million of cash, cash equivalents, and stablecoins(16) and no long-term debt outstanding.

•	Guidance: We are reiterating our anticipated $7 million to $8 million Adjusted Gross Profit(1) in 2026, approximately 6x our 2025 FY results.

Adjusted Gross Profit(1) in Q3’26 and Q2’26

Adjusted Gross Profit(1), a Non-GAAP Metric, aims to capture all of Hyperion DeFi’s value-add operating business activities beyond gains and losses in our digital asset treasury. In total, Adjusted Gross Profit(1) increased +143% quarter-over-quarter to $2.80 million in Q3’26 from $1.15 million in Q2’26, above the $2.0 million to $2.5 million range we guided to on September 8, 2026. Excluding Ecosystem Rewards, which can vary materially quarter-to-quarter, Adjusted Gross Profit(1) grew 45% quarter-over-quarter, and we earned 3.6x base staking yield in Q3’26. Four of our five segments grew quarter-over-quarter, and four of five achieved all-time company highs over the past 5 quarters. Below is a summary of all five of our operating business activities included within Adjusted Gross Profit(1) in these periods:

1.	Staking Yield: We stake our HYPE to our Validator and earn rewards.

o	On a dollar basis, our HYPE earned from staking (10,313 HYPE tokens) generated $785 thousand Adjusted Gross Profit(1) in Q3’26 versus $527 thousand in Q2’26 (+49% quarter-over-quarter), largely driven by an increase in the Effective Average HYPE Price In-Period(3) to 75.9 in Q3’26 from 51.2 in Q2’26.

2.	Validator Commissions: The Company operates its Validator under a Joint Validator Operators Agreement (together with Kinetiq and MAVAN) and earns commissions on rewards delivered to third-party tokens delegated to the Validator.

o	On a dollar basis, our HYPE earned from validator commissions (572 HYPE tokens) generated $41 thousand Adjusted Gross Profit(1) in Q3’26 versus $42 thousand in Q2’26 (roughly flat quarter-over-quarter).

o	Approximately 6.3 million HYPE tokens were delegated to our Validator as of October 31, 2026(2).

o	Blockdaemon and Gemini have both chosen our validator for delegated HYPE staking through their respective platforms.

o	We continue to see multiple opportunities for validator growth, driven by the products and services we are creating plus demand from institutions for world-class validator infrastructure.

o	In total, the Company earned approximately 10.9 thousand HYPE tokens from staking and validating activities in Q3’26, roughly in line with 11.1 thousand in Q2’26(2).

3.	Yield Enhancement: The Company pursues accretive strategies to enhance yield earned on its tokens.

o	Yield Enhancement activities generated $381 thousand Adjusted Gross Profit(1) in Q3’26 versus $334 thousand in Q2’26 (+14% quarter-over-quarter).

o	Q3’26 and Q2’26 Yield Enhancement activities primarily monetized HYPE volatility through multiple strategies OTC and on-chain, including within our Institutional Volatility Income (IVI) Vault in partnership with the Rysk protocol.

o	We are also earning Rysk points from our vault activity and may become eligible for future Rysk tokens, while building the infrastructure to accommodate third-party execution and integrations within Rysk Premium in the future.

4.	DeFi Monetization: The Company supports and monetizes Hyperliquid DeFi activity with sustainable, scalable practices.

o	Quarterly Results: DeFi Monetization activity generated $334 thousand Adjusted Gross Profit(1) in Q3’26, an increase of +112% versus $158 thousand in Q2’26 and a record for the company.

o	HAUS Redeployment: As previously disclosed, the sunset of the USDH stablecoin in June 2026 opened up 800,000 of our HYPE tokens to be redeployed. In our last earnings release we noted that we had redeployed 1 million HYPE tokens into new HAUS partnerships since June 2026, including Entropy (HIP-3) and Skew (HIP-4), and that we expected those new deployments over time to position us better than before. We have now proven this out in Q3’26, with DeFi Monetization achieving a record for the company.

o	Data Services: On September 24, 2026, we helped DoubleZero launch the fastest commercially available Hyperliquid data feeds, which gives us a new Data Services business on our Validator Operations that earns future revenue from publishing Hyperliquid market data.

o	HAUS-Skew (HIP-4): Our HAUS agreement with Skew Technologies allocates 500,000 of our staked HYPE to support the deployment of HIP-4 outcome markets. The Skew team has put their markets RFQ into production, incorporating feedback from Hyperliquid that both improves capital efficiency for market makers on their platform and enables multi-leg orders for options and parlays. We expect this to simplify participation in outcome markets on Hyperliquid, and see growing interest across Partner Markets, distribution agreements and multiple market maker onboardings in the immediate pipeline.

o	HAUS-Entropy (HIP-3): In August 2026 we announced a HAUS partnership with Entropy with 500,000 of our staked HYPE. Our deal with Entropy supports HIP-3 perpetuals futures markets, which have seen strong growth over the past three months, with over $3B of volume traded and daily open interest above $80M. Pre-IPO trading for Anthropic has been their most successful market, and a testament to their unique market design methodology for enabling the asset to trade prior to Anthropic’s upcoming IPO. They currently maintain the second largest share of Hyperliquid’s HIP-3 markets and we expect them to release additional updates over the coming months that enhance the accessibility of their markets.

o	HAUS-Silhouette (Trading Fee Reduction): In March 2026 we launched a HAUS agreement on 100,000 HYPE tokens with Silhouette, whereby Silhouette receives reduced trading fees for their clients and we receive a portion of those savings as revenue. Silhouette (which provides block and shielded trading on Hyperliquid to its clients) completed its migration into production in Q2’26. We saw monthly volumes step up from the hundreds of thousands toward over $110 million cumulative to date. This was driven by Silhouette’s support for RWA spot trading such as xStocks, which we expect to continue to accelerate on Hyperliquid as more assets become tokenized and move on-chain.

o	HAUS Pipeline: We maintain our pipeline of prospective HAUS clients and continue to be selective, prioritizing structures that return durable, volume-linked value to our supported markets. The value of natively staked HYPE continues to be demonstrated across these services.

o	On-Chain Credit: On September 30, 2026, together with Anchorage Digital and HyperLend, we announced the first institutional credit facility on Aviya, secured by natively staked HYPE that remains in qualified custody at Anchorage Digital Bank. We expect the Aviya platform to scale as demand grows for institutional borrowing and lending against robust collateral, and we are entitled to a revenue share on a portion of future activity on Aviya.

5.	Ecosystem Rewards: Through our active participation in the Hyperliquid DeFi ecosystem, the Company positions itself for the receipt of future potential token airdrops, protocol incentives, and other rewards that may become available periodically.

o	Ecosystem Rewards generated $1.3 million Adjusted Gross Profit(1) in Q3’26, versus $90 thousand in Q2’26. Q3’26 is our largest quarter to date of Ecosystem Rewards, and this is now the fourth consistent quarter of activity in this segment.

▪	We continue to expect the quarter-over-quarter change in Ecosystem Rewards to be volatile given the unexpected timing of airdrops, token generation events, and other rewards activity.

▪	The Q3’26 figure reflects two elements: (1) $505 thousand for the 10 million 2Z tokens we received from DoubleZero in September 2026 pursuant to our strategic agreement, and (2) $750 thousand for the Skew equity we are contractually owed, valued based on Skew’s most recent raise.

o	In November 2025, we received 1.92 million KNTQ tokens in Kinetiq’s airdrop token generation event. We staked KNTQ with Kinetiq and earned more KNTQ tokens over time, having accrued approximately 64,000 additional KNTQ tokens. On October 11, 2026, we exercised our right to purchase 490 thousand additional KNTQ tokens at a discount basis of $0.26, bringing our overall position to approximately 2.5 million KNTQ tokens valued at approximately $750 thousand, versus our basis of $128 thousand.

o	In March 2026, we received 10 million HPL tokens from HyperLend in connection with partnership and revenue-sharing agreements in connection with on-chain credit pools.

o	In September 2026, we received 10 million 2Z tokens from DoubleZero pursuant to our strategic agreement.

o	In September 2026, as a launch partner for D3’s Frontier Vault, we became entitled to an allocation of DOMA tokens from a potential future token generation event.

o	Silhouette is contractually obligated to award HYPD at least 1% of future token supply or equity.

o	As part of our HAUS agreement with Skew, Skew is contractually obligated to award HYPD at least 5% Skew equity plus 5% of Skew token supply to the extent there is a future Skew token generation event.

o	Given our partnerships with other Hyperliquid ecosystem participants such as Rysk, we expect our list of ecosystem positions to continue to grow as we deepen our partnerships and relationships across the Hyperliquid ecosystem.

Q3’26 and Q2’26 Expense Summary Results

•	Operating Expenses Excluding Stock-Based Compensation(5) declined (4%) quarter-over-quarter to $2.2 million in Q3’26 from $2.3 million in Q2’26, within our guided range of $2.0 million to $2.25 million.

o	$2.2 million Operating Expenses Excluding Stock-Based Compensation(5) in Q3’26 represents a (48%) decline versus $4.3 million in Q3’25, our first quarter since adopting our DeFi strategy.

•	Because Adjusted Gross Profit(1) exceeded these expenses, Core Operating Earnings(19) was positive $0.6 million in Q3’26, our first positive quarter since adopting our DeFi strategy and above the $0 to $0.5 million range we guided to, versus a loss of $1.2 million in Q2’26 (a +$1.7 million quarterly swing in core profitability).

Q3’26 and Q2’26 Treasury Summary

•	Gross HYPE Tokens(2) decreased to 1.85 million in Q3’26 from 2.04 million in Q2’26, as we sold HYPE in the quarter primarily to fund the retirement of our legacy debt.

•	Gross HYPE Holdings(4) increased to $167.9 million in Q3’26 from $132.6 million in Q2’26, as the price of HYPE increased to $90.8 in Q3’26 from $65.0 in Q2’26. At $90.8, our Gross HYPE Holdings exceeded the $74.0 million aggregate basis(14) of our HYPE tokens ($40.0 per token) by approximately $94 million.

•	Net Asset Value(9), which adjusts our treasury value for net cash and debt, increased to $182.4 million in Q3’26 from $134.2 million in Q2’26.

•	Treasury Gains (Losses)(6) was $48.1 million in Q3’26 versus $54.8 million in Q2’26.

Q3’26 and Q2’26 Net Income and Adjusted EBITDA(8)

•	Q3’26 Net Income was $39.6 million, a third sequential quarterly record for the company, versus $31.0 million in Q2’26.

•	Q3’26 Adjusted EBITDA(8) of $48.7 million compares to $53.7 million in Q2’26.

o	The primary reconciliation of Net Income to Adjusted EBITDA(8) continues to be driven by our Liquid Staking Tokens (LSTs), for which the GAAP carrying value is the low-water-mark price of the underlying native token, as detailed further in our GAAP to Non-GAAP reconciliations section at the end of this release. The in-period adjustment was $5.7 million in Q3’26 (including approximately $0.6 million related to KNTQ LSTs, which are included beginning in Q3’26), versus $21.8 million in Q2’26, which is the main reason Adjusted EBITDA(8) declined while Net Income grew.

o	If all of our HYPE LSTs were converted back to HYPE at the end of Q3’26, we believe that would have increased our GAAP Net Income by approximately $38.3 million.

•	Q3’26 Net Income per Common Share of $1.24 on a basic basis (15,701,943 weighted average shares) and $1.23 on a diluted basis (15,747,615 weighted average shares) compares to Q2’26 Net Income per Common Share of $1.01 on a basic basis (14,173,457 weighted average shares) and $0.92 on a diluted basis (17,066,826 weighted average shares).

•	As of November 9, 2026, there are approximately 15.5 million outstanding shares of HYPD common stock.

Q3’26 and Q2’26 Cash Flows Summary

•	Adjusted Net Operating Cash Flow(18) was positive $0.1 million in Q3’26, our first positive quarter, versus ($2.1 million) in Q2’26.

•	Adjusted Net Investing Cash Flow(17) was $12.8 million in Q3’26 versus ($6.2 million) in Q2’26, primarily reflecting approximately $13 million of HYPE sales and no HYPE purchases in the quarter.

•	Net Cash Used in Financing Activities was ($10.1 million) in Q3’26, primarily the repayment of our Avenue Capital loan and share repurchases, versus $11.0 million provided in Q2’26 (primarily from our May 2026 public offering).

•	Our cash, cash equivalents, and stablecoins(16) totaled $14.5 million as of Q3’26 versus $11.8 million as of Q2’26, even after retiring our debt.

Q3’26 Capital Structure and Shareholder Returns

•	In Q3’26 we repaid all outstanding principal and interest on our Avenue Capital loan, approximately $8.6 million, retiring all of our legacy debt. We now have no long-term debt outstanding.

•	The payoff was funded in part with HYPE sales: we sold approximately $13 million of HYPE in Q3’26 and still ended the quarter with more cash, cash equivalents, and stablecoins(16) than we started with.

•	On September 8, 2026 we announced a share repurchase program of up to $20 million over the following 12 months. As announced on October 2, 2026, we have since commenced executing share buybacks, having repurchased in September 240,124 shares at approximately a 30% discount to our net assets.

Conference Call & Webcast

Hyperion DeFi, Inc. will hold its earnings conference call and webcast for the third quarter ended September 30, 2026 on Thursday, November 12, 2026 at 8:00 a.m. Eastern Time. A slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures can be accessed through the Company’s Investor Relations website at https://ir.hyperiondefi.com/events-and-presentations along with information for the conference call. A webcast of the call will be archived and available through November 26, 2026 at 11:59 p.m. Eastern Time on the Company's website.

Presentation

All growth rates represent quarter-over-quarter comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest dollar, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. All numbers in this press release are not audited.

About the Hyperliquid Platform and the HYPE Token

Hyperliquid is a next-generation layer one blockchain optimized for high frequency, transparent trading. The blockchain includes fully on-chain perpetual futures and spot order books, with every order, cancel, trade, and liquidation occurring within 70 millisecond block times. It also hosts the HyperEVM, a general-purpose smart contract platform that supports permissionless decentralized financial applications akin to Ethereum.

HYPE is the native token of Hyperliquid. Staked HYPE provides utility for users via reduced trading fees and increased referral bonuses. As of October 31, 2026, approximately 48 million HYPE have been autonomously purchased and sequestered by the blockchain with the trading fees generated on the network’s central limit order books.

About Hyperion DeFi, Inc.

Hyperion DeFi, Inc. is the first U.S. publicly listed DeFi company building on Hyperliquid. The Company provides investors with streamlined access to the Hyperliquid ecosystem, one of the fastest growing, highest revenue-generating blockchains in the world. Shareholders benefit from compounding exposure to HYPE, both from its native staking yield and additional revenues generated from its unique on-chain utility. For more information, please visit Hyperiondefi.com or follow @hyperiondefi on X.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (including on a forward-looking basis) such as Adjusted Gross Profit, Gross HYPE Holdings, Net Asset Value, Operating Expenses Excluding Stock-Based Compensation, Core Operating Earnings, Treasury Gains (Losses), Adjusted Other Income (Expense), Adjusted EBITDA, Adjusted Net Investing Cash Flow, and Adjusted Net Operating Cash Flow. These non-GAAP measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) counterparts are included in the Non-GAAP Reconciliations section of this press release with additional detail in the Footnotes. Hyperion DeFi believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Hyperion DeFi. Hyperion DeFi’s management uses non-GAAP measures to evaluate our operating performance, formulate business plans, help better assess our overall liquidity position, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. However, these non-GAAP measures have limitations as analytical tools. Other companies may not use these non-GAAP measures or may use similar measures that are defined in a different manner. Therefore, Hyperion DeFi’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise. Additionally, forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures because the GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments reflected in our reconciliation of historic non-GAAP financial measures, the amounts of which, based on historical experience, could be material.

Forward Looking Statements; Disclaimer

Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements, our future activities or other future events or conditions, including the viability of, and risks associated with, our cryptocurrency treasury strategy, the growth and revenue potential of the Hyperliquid ecosystem and the growth prospects of the Company. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Hyperion DeFi does not undertake any obligation to update any forward-looking statements.

Certain information contained in this press release relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Hyperion DeFi’s own internal estimates and research. While Hyperion DeFi believes these third-party studies, publications, surveys and other data to be reliable as of the date of this press release, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of Hyperion DeFi’s internal estimates or research and no reliance should be made on any information or statements made in this press release relating to or based on such internal estimates and research. You should conduct your own investigation and analysis of Hyperion DeFi, its business, prospects, results of operations and financial condition. In furnishing this information, Hyperion DeFi does not undertake any obligation to provide you with access to any additional information (including forward-looking information and any projections contained herein) or to update or correct the information.

Hyperion DeFi, Inc. Investor Contact:

Jason Assad

Hyperion DeFi, Inc.

IR@hyperiondefi.com

(678) 570-6791

Hyperion DeFi, Inc.

Condensed Balance Sheets

(unaudited)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets

Current Assets
Cash and cash equivalents	$6,624,503	$6,310,878
Stablecoins	7,920,468	214,012
Prepaid expenses and other current assets	1,041,041	720,919
Total Current Assets	15,586,012	7,245,809

Digital assets	108,784,402	16,345,347
Digital assets receivable, net	—	6,935,131
Digital intangible assets	21,182,291	20,591,555
Operating lease right-of-use asset	327,807	415,998
Other assets	409,200	230,416
Total Assets	$146,289,712	$51,764,256

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$178,821	$317,900
Accrued expenses and other current liabilities	2,496,389	1,871,106
Deferred revenue – current portion	811,969	—
Operating lease liabilities - current portion	479,445	512,007
Note payable - current portion, net	182,637	—
Total Current Liabilities	4,149,261	2,701,013

Note payable - non-current portion, net	—	7,796,136
Operating lease liabilities, non-current portion	49,869	206,600
Total Liabilities	4,199,130	10,703,749

Commitments and contingencies (Note 10)

Stockholders’ Equity
Preferred stock, $0.0001 par value, 60,000,000 shares authorized; Series A Non-Voting Convertible Preferred Stock, 5,435,898 shares designated; 5,235,897 and 5,435,897 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively with a liquidation preference of $50,766,000 as of September 30, 2026	524	544
Common stock, $0.0001 par value, 600,000,000 shares authorized; 15,442,482 shares issued and outstanding as of September 30, 2026; 8,762,329 shares issued and 8,680,005 shares outstanding as of December 31, 2025, respectively	1,546	876
Additional paid-in-capital	303,336,039	281,937,072
Treasury stock, at cost, 0 and 82,324 shares as of September 30, 2026 and December 31, 2025, respectively	—	(253,558)
Accumulated deficit	(161,247,527)	(240,624,427)
Total Stockholders’ Equity	142,090,582	41,060,507
Total Liabilities and Stockholders’ Equity	$146,289,712	$51,764,256

Hyperion DeFi, Inc.

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$810,415	$302,506	$1,412,379	$317,226
Cost of revenue	—	—	—	(48)
Gross Profit	810,415	302,506	1,412,379	317,178

Operating (Income) Expenses:
Research and development	2,255	373,855	347,510	1,721,476
Selling, general and administrative	3,791,580	2,594,130	12,203,776	12,645,156
Impairment of right of use assets	—	—	57,773	—
Realized gain - digital assets and digital assets receivable, net	(14,424,565)	(6,942,713)	(35,907,834)	(6,942,713)
Unrealized gain - digital assets, net	(29,826,591)	(6,367,153)	(57,740,204)	(6,367,153)
Impairment loss - digital intangible assets	1,571,216	6,216,196	3,571,741	6,216,196
Net gain on derivative instruments	(401,406)	—	(552,839)	—
Recovery of credit losses, net	—	—	(405,331)	—
Total Operating (Income) Expenses, Net	(39,287,511)	(4,125,685)	(78,425,408)	7,272,962
Income (Loss) From Operations	40,097,926	4,428,191	79,837,787	(6,955,784)

Other Income (Expense):
Other income, net	62,312	131,525	122,662	304,052
Gain (loss) on extinguishment of debt and liabilities	(413,701)	2,245,088	(413,701)	2,334,711
Interest expense	(229,956)	(223,080)	(689,585)	(1,332,989)
Interest income	68,806	43,858	519,737	101,140
Total Other Income (Expense), Net	(512,539)	2,197,391	(460,887)	1,406,914

Net Income (Loss)	39,585,387	6,625,582	79,376,900	(5,548,870)
Dividend to preferred stockholders	(765,750)	(795,000)	(2,299,525)	(892,167)
Net Income (Loss) Attributable to Participating Securities	38,819,637	5,830,582	77,077,375	(6,441,037)
Less: income allocated to preferred stockholders	(19,413,371)	(4,257,068)	(41,431,799)	—
Net Income (Loss) Available to Common Stockholders - Basic	19,406,266	1,573,514	35,645,576	(6,441,037)
Add: undistributed earnings reallocated to common upon assumed exercise/vesting of dilutive securities	28,188	—	2,221,080	—
Net Income (Loss) Available to Common Stockholders - Diluted	$19,434,454	$1,573,514	$37,866,656	$(6,441,037)

Basic earnings (loss) per common share:
Net basic earnings (loss) per share	$1.24	$0.26	$2.64	$(1.64)
Diluted earnings (loss) per common share:
Net diluted earnings (loss) per share	$1.23	$0.05	$2.50	$(1.64)

Weighted average shares outstanding
Basic	15,701,943	6,027,713	13,514,009	3,930,764
Diluted	15,747,615	28,951,915	15,169,264	3,930,764

Hyperion DeFi, Inc.

Condensed Statements of Changes in Stockholders’ Equity (Deficit)

(unaudited)

	For the Three and Nine Months Ended September 30, 2026
					Additional				Total
	Preferred Stock		Common Stock		Paid-In	Treasury Stock		Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Equity
Balance - January 1, 2026	5,435,897	$544	8,762,329	$876	$281,937,072	82,324	$(253,558)	$(240,624,427)	$41,060,507
Issuance of common stock in At the Market offering [1]	—	—	1,859,993	186	6,665,196	—	—	—	6,665,382
Issuance of common stock for payment in kind of preferred stock dividend	—	—	244,518	25	939,312	—	—	—	939,337
Issuance of common stock from the delivery of vested restricted stock units	—	—	55,277	5	(5)	—	—	—	—
Shares withheld to settle employee tax liability upon delivery of RSUs	—	—	(21,761)	(2)	2	—	—	—	—
Issuance of common stock from conversion of preferred stock	(200,000)	(20)	600,000	60	(40)	—	—	—	—
Retirement of treasury shares	—	—	(82,324)	(8)	(253,550)	(82,324)	253,558	—	—
Stock-based compensation:
Amortization of stock option awards	—	—	—	—	80,880	—	—	—	80,880
Amortization of restricted stock units	—	—	—	—	1,690,852	—	—	—	1,690,852
Issuance of common stock to vendors as consideration for service provided	—	—	10,450	1	32,752	—	—	—	32,753
Preferred stock dividend ($0.15 per preferred share outstanding)	—	—	—	—	(815,297)	—	—	—	(815,297)
Net income	—	—	—	—	—	—	—	8,840,550	8,840,550
Balance - March 31, 2026	5,235,897	524	11,428,482	1,143	290,277,174	—	—	(231,783,877)	58,494,964
Issuance of common stock in public offering [2]	—	—	2,910,027	291	9,327,030	—	—	—	9,327,321
Issuance of common stock in At the Market offering [3]	—	—	492,783	49	1,846,850	—	—	—	1,846,899
Issuance of common stock for payment in kind of preferred stock dividend	—	—	236,318	24	779,826	—	—	—	779,850
Issuance of common stock from the delivery of vested restricted stock units	—	—	308,407	31	(31)	—	—	—	—
Shares withheld to settle employee tax liability upon delivery of RSUs	—	—	(82,894)	(8)	(379,090)	—	—	—	(379,098)
Stock-based compensation:
Amortization of stock option awards	—	—	—	—	59,852	—	—	—	59,852
Amortization of restricted stock units	—	—	—	—	1,546,884	—	—	—	1,546,884
Issuance of common stock to vendors as consideration for service provided	—	—	6,709	1	25,613	—	—	—	25,614
Preferred stock dividend ($0.14 per preferred share outstanding)	—	—	—	—	(718,478)	—	—	—	(718,478)
Net income	—	—	—	—	—	—	—	30,950,963	30,950,963
Balance - June 30, 2026	5,235,897	524	15,299,832	1,531	302,765,630	—	—	(200,832,914)	101,934,771
Issuance of common stock for payment in kind of preferred stock dividend	—	—	235,618	24	768,091	—	—	—	768,115
Issuance of common stock from the delivery of vested restricted stock units	—	—	188,422	19	(19)	—	—	—	—
Shares withheld to settle employee tax liability upon delivery of RSU equity compensation.	—	—	(41,266)	(4)	(198,001)	—	—	—	(198,005)
Stock-based compensation:
Amortization of stock option awards	—	—	—	—	53,790	—	—	—	53,790
Amortization of RSU awards	—	—	—	—	1,499,881	—	—	—	1,499,881
Repurchase of common stock	—	—	—	—	—	240,124	(787,607)	—	(787,607)
Retirement of treasury shares	—	—	(240,124)	(24)	(787,583)	(240,124)	787,607	—	—
Preferred stock dividend ($0.14 per preferred share outstanding)	—	—	—	—	(765,750)	—	—	—	(765,750)
Net income	—	—	—	—	—	—	—	39,585,387	39,585,387
Balance - September 30, 2026	5,235,897	$524	15,442,482	$1,546	$303,336,039	—	$—	$(161,247,527)	$142,090,582

Hyperion DeFi, Inc.

Condensed Statements of Changes in Stockholders’ Equity (Deficit), continued

(unaudited)

	For the Three and Nine Months Ended September 30, 2025
					Additional				Total
	Preferred Stock		Common Stock		Paid-In	Treasury Stock		Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Equity (Deficit)
Balance - January 1, 2025	—	$—	1,506,369	$151	$182,213,889	—	$—	$(195,309,992)	$(13,095,952)
Issuance of common stock in At the Market offering [4]	—	—	1,127,100	113	5,663,153	—	—	—	5,663,266
Induced exercise of stock warrants [5]	—	—	197,118	19	922,731	—	—	—	922,750
Reverse stock split settlement of fractional shares	—	—	(41)	—	(160)	—	—	—	(160)
Warrant modification and additional warrants-incremental value [6]	—	—	—	—	1,194,102	—	—	—	1,194,102
Warrant modification and additional warrants-in issuance costs for inducement [6]	—	—	—	—	(1,194,102)	—	—	—	(1,194,102)
Stock-based compensation	—	—	—	—	279,628	—	—	—	279,628
Net loss	—	—	—	—	—	—	—	(3,483,533)	(3,483,533)
Balance - March 31, 2025	—	—	2,830,546	283	189,079,241	—	—	(198,793,525)	(9,714,001)
Issuance of preferred stock and warrants in private placement [7]	5,435,897	544	—	—	49,365,206	—	—	—	49,365,750
Issuance of common stock in At the Market offering [8]	—	—	1,323,389	132	2,559,008	—	—	—	2,559,140
Issuance of common stock from exercise of warrants	—	—	252,000	25	1,953,479	—	—	—	1,953,504
Issuance of common stock from the delivery of vested restricted stock units	—	—	44,072	4	(4)	—	—	—	—
Issuance of common stock from the partial conversion of note payable	—	—	404,820	41	640,295	—	—	—	640,336
Warrants issued in consideration for debt modification	—	—	—	—	858,270	—	—	—	858,270
Stock-based compensation	—	—	—	—	483,654	—	—	—	483,654
Net loss	—	—	—	—	—	—	—	(8,690,919)	(8,690,919)
Preferred stock dividend ($0.15 per preferred share outstanding)	—	—	—	—	(97,167)	—	—	—	(97,167)
Balance - June 30, 2025	5,435,897	544	4,854,827	485	244,841,982	—	—	(207,484,444)	37,358,567
Issuance of common stock in At the Market offering [9]	—	—	1,929,207	193	21,783,753	—	—	—	21,783,946
Issuance of common stock from exercise of warrants [10]	—	—	250,125	25	1,938,944	—	—	—	1,938,969
Issuance of common stock from the delivery of vested restricted stock units	—	—	128,500	13	(13)	—	—	—	—
Stock-based compensation	—	—	—	—	3,842,969	—	—	—	3,842,969
Net income	—	—	—	—	—	—	—	6,625,582	6,625,582
Preferred stock dividend ($0.15 per preferred share outstanding)	—	—	—	—	(795,000)	—	—	—	(795,000)
Balance - September 30, 2025	5,435,897	$544	7,162,659	$716	$271,612,635	—	$—	$(200,858,862)	$70,755,033

[1]	Includes gross proceeds of $6,981,098 less total issuance costs of $315,716.
[2]	Includes gross proceeds of $10,476,097 less total issuance costs of $1,148,776.
[3]	Includes gross proceeds of $1,973,363 less total issuance costs of $126,464.
[4]	Includes gross proceeds of $5,851,007 less total issuance costs of $187,741.
[5]	Includes gross proceeds of $1,039,206 less total issuance costs of $116,456.
[6]	Incremental value from the warrant inducement entered into on January 16, 2025. Non-cash warrant modification and additional warrants issuance costs related to the warrant inducement are shown as separate line items.
[7]	Includes gross proceeds of $50,000,000 less total issuance costs of $634,250.
[8]	Includes gross proceeds of $2,657,659 less total issuance costs of $98,519.
[9]	Includes gross proceeds of $22,489,548 less total issuance costs of $705,602.
[10]	Partial exercise of the Armistice warrants.

Hyperion DeFi, Inc.

Condensed Statements of Cash Flows

(unaudited)

	For the Nine Months Ended
	September 30,
	2026	2025
Cash Flows From Operating Activities
Net income (loss)	$79,376,900	$(5,548,870)
Adjustments to reconcile net income (loss) to net cash and cash equivalents used in operating activities:
Stock-based compensation	4,990,506	4,606,251
Change in fair value of shares issued for accrued dividend	160,909	—
Amortization of debt discount	164,534	640,969
Non-cash lease expense	274,148	226,771
Recovery of credit losses, net	(405,331)	—
Loss (gain) on extinguishment of debt and liabilities	413,701	(2,334,712)
Gain on sale of Optejet IP	(100,000)	—
Realized gain - digital assets and digital assets receivable	(35,907,834)	(6,938,236)
Unrealized gain - digital assets, net	(57,740,204)	(6,440,804)
Impairment loss - digital intangible assets	3,571,741	6,289,847
Net gains on derivative instruments	(552,839)	—
Other non-cash revenue	(1,412,379)	(323,980)
Non-cash interest income from digital assets receivable	(307,278)	—
Non-cash portion of other expense	29,411	—
Paid-in-kind interest expense	253,540	295,329
Changes in operating assets and liabilities:
Security and equipment deposits	—	(55,829)
Prepaid expenses and other current assets	(2,273,935)	(216,851)
Accounts payable	(139,079)	(815,931)
Accrued expenses and other current liabilities	1,218,089	359,662
Lease liabilities	(375,250)	(456,233)
Net Cash and Cash Equivalents Used In Operating Activities	(8,760,649)	(10,712,617)

Cash Flows From Investing Activities
Purchase of digital assets	(9,332,800)	(65,635,000)
Sales and dispositions of digital assets	5,770,000	—
Acquisition of intangible asset	(227,000)	—
Purchases of stablecoins	(3,059,820)	—
Proceeds from sales of stablecoins	8,414,275	—
Net Cash and Cash Equivalents Provided By (Used In) Investing Activities	1,564,655	(65,635,000)

Cash Flows From Financing Activities
Proceeds from sale of common stock in direct offering	10,476,097	—
Proceeds from sale of common stock in At the Market offering	8,954,461	30,998,214
Proceeds from sale of preferred stock and warrants in private placement	—	50,000,000
Proceeds from induced exercise of stock warrants	—	1,039,206
Proceeds from exercise of stock warrants	—	3,892,473
Payment of private placement issuance costs	—	(634,250)
Payment of issuance costs for direct offering	(1,148,776)	—
Payment of issuance costs for At the Market offering	(442,180)	(991,862)
Payment to taxing authorities in connection with shares directly withheld from employees	(499,047)	—
Repurchase of common stock	(787,607)	—
Repayments of notes payable	(9,043,329)	(1,463,437)
Payment of preferred dividend	—	(97,167)
Payment of issuance costs for debt modification	—	(177,228)
Payment of cash issuance costs for induced exercise of stock warrants	—	(116,455)
Reverse stock split settlement of fractional shares	—	(160)
Net Cash and Cash Equivalents Provided By Financing Activities	7,509,619	82,449,334
Net Increase in Cash and Cash Equivalents	313,625	6,101,717
Cash and Cash Equivalents - Beginning of Period	6,310,878	2,121,463
Cash and Cash Equivalents - End of Period	$6,624,503	$8,223,180

Hyperion DeFi, Inc.

Condensed Statements of Cash Flows, continued

(unaudited)

	For the Nine Months Ended
	September 30,
	2026	2025
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$297,211	$396,788
Income taxes	$—	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Modification date carrying value of extinguished Avenue Loan	$—	$10,262,280
Modification date fair value of modified Avenue Loan	$—	$10,172,657
Warrants issued for debt modification	$—	$858,270
Conversion of Avenue Loan to common stock	$—	$640,336
Exchange of digital intangible assets for digital intangible assets receivable	$36,583,542	$—
Exchange of digital intangible assets receivable for digital intangible assets	$25,598,469	$—
Exchange of digital assets for digital assets receivable	$2,775,502
Digital assets received to settle digital assets receivable	$26,900,501	$—
Deposits into Hyperion Rysk Vault	$2,935,496	$—
Redemption from Hyperion Rysk Vault	$2,951,289	$—
Warrant modification and additional warrants - incremental value	$—	$1,194,102
Prepaid insurance financed by note payable	$598,055	$—
Common stock issued for accrued dividends payable	$2,487,302	$—
Accrued dividend payable to preferred stockholders	$2,299,525	$795,000
Shares withheld for employee tax liabilities	$78,056	$—
Deposits of digital assets into liquid staking activities	$750,066	$41,174,779
Deferred revenue for digital assets received pursuant to partnership agreement	$150,163	$—
Common stock issued upon conversion of preferred stock	$60	$—
Issuance of common stock upon vesting of restricted stock units	$55	$17
Digital assets acquired in exchange for USDC	$3,711,707	$—
Digital assets disposed of in exchange for USDC	$13,051,174	$—
Conversion of USDH to USDC, net	$1,926,018	$—
Withdrawals of digital assets from liquid staking activities	$3,115,798	$—
Right-of-use asset obtained in exchange for lease liability	$185,957	$—
Stablecoins received for deferred revenue	$1,031,438	$—

Hyperion DeFi Non-GAAP Measures of Financial Performance and Supplemental Disclosures

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit(1) (unaudited)

	For the Three Months Ended
(Figures in $)	Sept. 30, 2025	Dec. 31, 2025	March 31, 2026	June 30, 2026	Sept. 30, 2026
Gross Profit	302,506	192,987	244,271	357,693	810,415
Add: Accumulated but unrealized staking yield on LSTs(10)	58,771	172,463	154,806	255,275	366,975
Add: Net gains on derivative instruments	78,109	79,461	39,401	112,032	401,406
Add: Treasury gains (losses) attributable to derivative activity	-	-	-	351,000	(20,635)
Add: Accumulated but unrealized yield enhancement activity(15)	-	-	171,970	(128,614)	1,109
Add: Income from airdrops	-	285,450	-	18,699	-
Add: Upfront receipt of HPL tokens pursuant to strategic agreements	-	-	150,163	(33,991)	(33,991)
Add: USDH sunset grant from Felix	-	-	-	70,843	-
Add: Upfront receipt of 2Z tokens pursuant to strategic agreement	-	-	-	-	505,074
Add: Upfront receipt of Skew equity pursuant to strategic agreement	-	-	-	-	750,000
Add: Interest Income from DeFi Monetization activity	-	90,636	198,957	147,098	14,989
Adjusted Gross Profit(1)	439,386	820,997	959,568	1,150,035	2,795,341

Note: See “Footnotes” section for detailed explanations and definitions.

Q3’26 Reconciliation of GAAP HYPE Digital Assets to Non-GAAP Gross HYPE Holdings(4) (unaudited)

	As of September 30, 2026
	Value $	Token Count	Token Price $
HYPE digital assets	108,784,402	1,197,670	90.83
Add:
HiHYPE at Carrying Value	8,813,330	398,277	22.13
kHYPE at Carrying Value	11,376,977	206,529	55.09
kmHYPE at Carrying Value	597,068	28,888	20.67
Unrealized accretion (dilution) expected upon future LST to HYPE Token Reconversion(11)	38,282,063	16,636	N.M.*
Gross HYPE Holdings(4)	167,853,840
Gross HYPE Tokens(2)		1,848,000	90.83

Note: See “Footnotes” section for detailed explanations and definitions.

Memo: Unrealized accretion (dilution) expected upon LST to HYPE reconversion as of June 30, 2026	33,192,611
Memo: In-Period Change in unrealized accretion (dilution) expected upon LST to HYPE reconversion versus June 30, 2026	5,089,451

*Throughout this release, N.M. is the abbreviation for “Not Meaningful”.

Q2’26 Reconciliation of GAAP HYPE Digital Assets to Non-GAAP Gross HYPE Holdings(4) (unaudited)

	As of June 30, 2026
	Value $	Token Count	Token Price $
HYPE digital assets	74,119,231	1,141,174	64.95
Add:
HiHYPE at Carrying Value	8,828,972	398,277	22.17
kHYPE at Carrying Value	15,897,330	455,434	34.91
kmHYPE at Carrying Value	597,068	28,888	20.67
Unrealized accretion (dilution) expected upon future LST to HYPE Token Reconversion(11)	33,192,611	18,340	N.M.
Gross HYPE Holdings(4)	132,635,212
Gross HYPE Tokens(2)		2,042,113	64.95

Note: See “Footnotes” section for detailed explanations and definitions.

Memo: Unrealized accretion (dilution) expected upon LST to HYPE reconversion as of March 31, 2026	11,373,007
Memo: In-Period Change in unrealized accretion (dilution) expected upon LST to HYPE reconversion versus March 31, 2026	21,819,604

Q1’26 Reconciliation of GAAP HYPE Digital Assets to Non-GAAP Gross HYPE Holdings(4) (unaudited)

	As of March 31, 2026
	Value $	Token Count	Token Price $
HYPE digital assets	25,286,164	690,505	36.62
Add:
HYPE digital assets receivable*	11,071,201	302,327	36.62
HYPE digital intangible assets receivable**	9,230,486	250,000	36.62
HiHYPE at Carrying Value	7,785,852	378,277	20.58
kHYPE at Carrying Value	5,693,449	275,434	20.67
kmHYPE at Carrying Value	597,068	28,888	20.67
Unrealized accretion (dilution) expected upon future LST to HYPE Token Reconversion(11)	11,373,007	14,421	N.M.
Gross HYPE Holdings(4)	71,037,227
Gross HYPE Tokens(2)		1,939,851	36.62

Note: See “Footnotes” section for detailed explanations and definitions.

Memo: Unrealized accretion (dilution) expected upon LST to HYPE reconversion as of December 31, 2025	3,499,665
Memo: In-Period Change in unrealized accretion (dilution) expected upon LST to HYPE reconversion versus December 31, 2025	7,873,342

*Presented gross of $586,774 allowance for credit losses and $108,321 unamortized nonrefundable upfront fee.

**Presented gross of $323,067 allowance for credit losses.

Q4’25 Reconciliation of GAAP HYPE Digital Assets to Non-GAAP Gross HYPE Holdings(4) (unaudited)

	As of December 31, 2025
	Value $	Token Count	Token Price
HYPE - Digital Assets	16,233,941	638,352	25.43
Add:
HYPE digital assets receivable*	7,647,740	300,725	25.43
HiHYPE at carrying value	8,437,277	398,277	21.18
kHYPE at carrying value	11,369,458	505,434	22.49
kmHYPE at carrying value	649,820	28,888	22.49
Add: Unrealized accretion (dilution) expected upon future LST to HYPE Token reconversion(11)	3,499,665	9,410	N.M.
Gross HYPE Holdings(4)	47,837,901
Gross HYPE Tokens(2)		1,881,086	25.43
Note: See “Footnotes” section for detailed explanations and definitions.
Memo: Unrealized accretion (dilution) expected upon LST to HYPE reconversion as of September 30, 2025	4,912,082
Memo: In-Period Change in unrealized accretion (dilution) expected upon LST to HYPE reconversion versus September 30, 2025	(1,412,417)

*Presented gross of $405,331 allowance for credit losses and $307,278 unamortized nonrefundable upfront fee.

Q3’25 Reconciliation of GAAP HYPE Digital Assets to Non-GAAP Gross HYPE Holdings(4) (unaudited)

	As of September 30, 2025
	Value $	Token Count	Token Price
HYPE digital assets	37,954,590	839,889	45.19
Add: HiHYPE at Carrying Value	34,884,932	877,871	39.74
Add: Unrealized accretion (dilution) expected upon future HiHYPE to HYPE Token Reconversion(11)	4,912,082	2,788	N.M.
Gross HYPE Holdings(4)	77,751,604
Gross HYPE Tokens(2)		1,720,549	45.19

Note: See “Footnotes” section for detailed explanations and definitions.

Memo: In-Period Change in unrealized accretion (dilution) expected upon LST to HYPE reconversion versus June 30, 2025*	4,912,082

*The Company did not hold any LSTs on or prior to June 30, 2025. Therefore, as of September 30, 2025, the in-period change in unrealized accretion (dilution) expected upon LST to HYPE Token Reconversion is the same as the absolute figure.

Reconciliation of GAAP Selling, General and Administrative expense to Non-GAAP Operating Expense Excluding Stock-Based Compensation(5) (unaudited)

(Figures in $)	Sept. 30, 2025	Dec. 31, 2025	March 31, 2026	June 30, 2026	Sept. 30, 2026
Selling, general and administrative expense	2,594,130	4,530,542	4,493,604	3,918,591	3,791,580
Subtract: stock-based compensation expense	1,347,031	(1,712,361)	(1,804,485)	(1,632,349)	(1,553,671)
Add: research and development expense	373,855	188,954	286,764	58,492	2,255
Operating Expense Excluding Stock-Based Compensation(5)	4,315,016	3,007,135	2,975,883	2,344,734	2,240,164

Note: See “Footnotes” section for detailed explanations and definitions.

Supplemental Disclosure of Disaggregated Stock-Based Compensation (unaudited)

	For the Three Months Ended
(Figures in $)	Sept. 30, 2025	Dec. 31, 2025	March 31, 2026	June 30, 2026	Sept. 30, 2026
Mark-to-Market Adjustment of Vested but Undelivered Awards	(2,140,000)	-	-	-	-
Amortization of Unearned Executive Milestone Awards	209,648	997,563	997,563	997,563	810,164
All Remaining Stock-Based Compensation	583,321	714,798	806,922	634,786	743,506
Total Stock-Based Compensation	(1,347,031)	1,712,361	1,804,485	1,632,349	1,553,671

Reconciliation of GAAP Net Operating Income (Expenses) to Non-GAAP Treasury Gains (Losses)(6) (unaudited)

	For the Three Months Ended
(Figures in $)	Sept. 30, 2025	Dec. 31, 2025	March 31, 2026	June 30, 2026	Sept. 30, 2026
Net Operating Income (Expenses)	4,125,685	(39,958,264)	8,487,848	30,650,049	39,287,511
Add Back:
Research and development expense	373,855	188,954	286,764	58,492	2,255
Selling, general and administrative expense	2,594,130	4,530,542	4,493,604	3,918,591	3,791,580
Impairment of right of use assets	-	-	-	57,773	-
Provision for credit losses	-	405,331	504,511	(909,842)	-
In-Period Change in unrealized accretion (dilution) upon LST reconversion*	4,912,082	(1,412,417)	7,873,342	21,819,604	5,719,652
Subtract:
Accumulated but unrealized staking yield on LSTs(10)	(58,771)	(172,463)	(154,806)	(255,275)	(366,975)
Income from airdrops	-	(285,450)	-	(18,699)	-
Realized gains / losses from Rysk Vault shares redemption	-	-	-	(42,035)	-
Net gains on derivative instruments	(78,109)	(79,461)	(39,401)	(112,032)	(401,406)
Treasury losses (gains) attributable to derivative activity	-	-	-	(351,000)	20,635
Treasury Gains (Losses)(6)	11,868,872	(36,783,228)	21,451,862	54,815,626	48,053,253

*Includes HYPE LSTs beginning in Q3’25 and KNTQ LSTs beginning in Q3’26. Unrealized accretion from future KNTQ LST reconversion impacts Q3’26 Treasury Gains by +$630,200.

Note: See “Footnotes” section for detailed explanations and definitions.

Reconciliation of GAAP Total Other Income (Expense), Net to Non-GAAP Adjusted Other Income (Expense)(7) (unaudited)

	For the Three Months Ended
(Figures in $)	Sept. 30, 2025	Dec. 31, 2025	March 31, 2026	June 30, 2026	Sept. 30, 2026
Total Other Income (Expense), Net	2,197,391	(288)	108,431	(56,779)	(512,539)
Add back:
Interest expense	223,080	224,799	225,869	233,760	229,956
(Gain) / Loss from reduction in legacy liabilities(12)	(2,407,154)	-	(225,173)	-	413,701
Other non-recurring items(13)	(55,557)	(85,158)	142,415	2,037	(69,452)
Subtract: Interest Income from DeFi Monetization activity	-	(90,636)	(198,957)	(147,098)	(14,989)
Adjusted Other Income (Expense)(7)	(42,240)	48,717	52,585	31,919	46,677

Note: See “Footnotes” section for detailed explanations and definitions.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA(8) (unaudited)

	For the Three Months Ended
(Figures in $)	Sept. 30, 2025	Dec. 31, 2025	March 31, 2026	June 30, 2026	Sept. 30, 2026
Net Income (Loss)	6,625,582	(39,765,565)	8,840,550	30,950,963	39,585,387
Add back:
Stock-based compensation	(1,347,031)	1,712,361	1,804,485	1,632,349	1,553,671
Interest expense	223,080	224,799	225,869	233,760	229,956
Provision for credit losses	-	405,331	504,511	(909,842)	-
Income Taxes	-	-	-	-	-
Depreciation and amortization expense*	-	-	-	-	-
Impairment of right of use assets	-	-	-	57,773	-
(Gain) / Loss from reductions in legacy liabilities(12)	(2,407,154)	-	(225,173)	-	413,701
Other non-recurring items(13)	(55,557)	(85,158)	142,415	2,037	(69,452)
Add:
In-period change in unrealized accretion (dilution) expected upon LST reconversion**	4,912,082	(1,412,417)	7,873,342	21,819,604	5,719,652
Accumulated but unrealized yield enhancement activity(15)	-	-	171,970	(128,614)	1,109
Realized losses (gains) from Rysk Vault shares redemption	-	-	-	(42,035)	-
Upfront receipt of HPL tokens pursuant to strategic agreements	-	-	150,163	(33,991)	(33,991)
USDH sunset grant from Felix	-	-	-	70,843	-
Upfront receipt of 2Z tokens pursuant to strategic agreement	-	-	-	-	505,074
Upfront receipt of Skew equity pursuant to strategic agreement	-	-	-	-	750,000
Adjusted EBITDA(8)	7,951,003	(38,920,649)	19,488,132	53,652,846	48,655,106

Note: See “Footnotes” section for detailed explanations and definitions.

*Does not include Amortization of Operating Lease.

**Includes HYPE LSTs beginning in Q3’25 and KNTQ LSTs beginning in Q3’26.

Reconciliation of GAAP HYPE digital assets, as adjusted to Gross HYPE Holdings(4), to Non-GAAP Net Asset Value(9) (unaudited)

(Figures in $)	June 30, 2025	Sept. 30, 2025	Dec. 31, 2025	March 31, 2026	June 30, 2026	Sept. 30, 2026
HYPE digital assets, as adjusted to Gross HYPE Holdings(4)	45,500,000	77,751,604	47,837,901	71,037,227	132,635,212	167,853,840
Add: KNTQ	-	-	111,406	193,780	172,196	799,967
Add: HPL	-	-	-	149,820	91,000	126,230
Add: 2Z	-	-	-	-	-	597,200
Add: Skew Equity	-	-	-	-	-	750,000
Add: Hyperion Rysk Vault Shares at Cost Basis*	-	-	-	1,615,075	-	-
Add: Current Assets	9,387,297	9,085,767	7,245,809	8,803,947	12,908,877	15,586,012
Subtract: Current Liabilities**	(5,121,094)	(4,037,092)	(2,701,013)	(4,509,992)	(5,601,237)	(3,337,292)
Subtract: Notes Payable***	(8,170,886)	(8,254,696)	(8,339,366)	(7,416,353)	(5,979,570)	-
Net Asset Value(9)	41,595,317	74,545,583	44,154,737	69,873,504	134,226,478	182,375,957

Note: See “Footnotes” section for detailed explanations and definitions.

*Digital intangible assets representing claims on USDH/USDC held in the Hyperion Rysk Institutional Volatility Income Vault.

**Includes Notes payable - current portion as of March 31, 2026 and June 30, 2026; does not subtract debt discount of $36,974 as of March 31, 2026 and $92,435 as of June 30, 2026. Does not subtract Deferred Revenue.

***Non-current portion; does not subtract debt discount of $654,151 as of June 30, 2025, $598,691 as of September 30, 2025, $543,230 as of December 31, 2025, $450,796 as of March 31, 2026, or $339,874 as of June 30, 2026.

Reconciliation of GAAP Net Cash and Cash Equivalents Provided By Investing Activities to Adjusted Net Investing Cash Flow(17) (unaudited)

	For the Three Months Ended
(Figures in $)	Sept. 30, 2025	Dec. 31, 2025	March 31, 2026	June 30, 2026	Sept. 30, 2026
Net Cash and Cash Equivalents Provided By Investing Activities	(20,112,041)	(6,319,039)	(1,472,835)	(5,642,387)	8,679,877
Add: Net Impact of Non-Cash Digital Asset Acquisitions and Dispositions*	-	-	-	(523,285)	4,138,123
Adjusted Net Investing Cash Flow(17)	(20,112,041)	(6,319,039)	(1,472,835)	(6,165,672)	12,818,000

*Reflects the net investing cash flow impact of digital asset acquisitions and dispositions of and by non-cash current assets, including USDC and USDH stablecoins.

Note: See “Footnotes” section for detailed explanations and definitions.

Reconciliation of GAAP Net Cash and Cash Equivalents Provided By Operating Activities to Adjusted Net Operating Cash Flow(18) (unaudited)

	For the Three Months Ended
(Figures in $)	Sept. 30, 2025	Dec. 31, 2025	March 31, 2026	June 30, 2026	Sept. 30, 2026
Net Cash and Cash Equivalents Provided By Operating Activities	(2,822,819)	(4,190,147)	(4,064,063)	(3,098,419)	(1,598,167)
Subtract: Net Impact of Non-Cash Digital Asset Acquisitions and Dispositions*	-	-	-	523,285	(4,138,123)
Add: Change in Non-GAAP Cash Equivalents**	-	214,012	1,456,719	450,752	5,798,985
Adjusted Net Operating Cash Flow(18)	(2,822,819)	(3,976,135)	(2,607,344)	(2,124,382)	62,695

*Reflects the net investing cash flow impact of digital asset acquisitions and dispositions of and by non-cash current assets, including USDC and USDH stablecoins.

**Reflects quarterly variance in assets the Company considers to be economically equivalent, but not functionally equivalent, to cash (driven by a limited ability to redeem into US Dollars one-for-one), but not reflected in quarterly GAAP “cash and cash equivalents”, including from time-to-time USDC and USDH Stablecoin as well as deposits and redemptions from the Hyperion Rysk Vault.

Note: See “Footnotes” section for detailed explanations and definitions.

Reconciliation of GAAP Gross Profit, as adjusted to Non-GAAP Adjusted Gross Profit(1), to Non-GAAP Core Operating Earnings(19) (unaudited)

	For the Three Months Ended
(Figures in $)	Sept. 30, 2025	Dec. 31, 2025	March 31, 2026	June 30, 2026	Sept. 30, 2026
Gross Profit, as adjusted to Adjusted Gross Profit(1)	439,386	820,997	959,568	1,150,035	2,795,341
Subtract: selling, general and administrative expense	(2,594,130)	(4,530,542)	(4,493,604)	(3,918,591)	(3,791,580)
Add: stock-based compensation expense	(1,347,031)	1,712,361	1,804,485	1,632,349	1,553,671
Subtract: research and development expense	(373,855)	(188,954)	(286,764)	(58,492)	(2,255)
Core Operating Earnings(19)	(3,875,630)	(2,186,138)	(2,016,315)	(1,194,699)	555,177

Note: See “Footnotes” section for detailed explanations and definitions.

Footnotes

1.	“Adjusted Gross Profit” is a non-GAAP measure. Adjusted Gross Profit is defined as all in-period gross profit generated by the Company’s operations excluding gains and losses on its digital asset treasury. Such operating activities include staking yield, validator operations, yield enhancement activity, DeFi monetization, ecosystem rewards, and (prior to 2026) life sciences operations. It is reconciled to the GAAP measure “Gross Profit” by adding (i) accumulated but unrealized staking yield on LSTs, (ii) net gains on derivative instruments, (iii) the portion of treasury gains (losses) attributable to derivative activity, (iv) accumulated but unrealized yield enhancement activity as further described in Footnote 15, (v) income from airdrops, (vi) the impact of upfront receipt and recognition of Company’s HPL tokens, 2Z tokens, and equity in Skew Technologies, Inc. ("Skew") pursuant to its strategic agreements with HyperLend, DoubleZero Foundation (“DoubleZero”), and Skew, respectively, (vii) the impact of a one-time grant from the Felix Foundation (“Felix”) in connection with the USDH stablecoin sunset (committed in June 2026 and received in July 2026), and (viii) the portion of interest income generated from digital assets receivable. We believe Adjusted Gross Profit is a helpful financial measure to our management and investors as it aims to capture all in-period gross profit generated by our active operational strategies without the impact of (i) the temporary GAAP earnings volatility of token to LST conversion and reconversion, (ii) the temporary GAAP earnings volatility of depositing and redeeming USDH/USDC versus Hyperion Rysk Vault Shares and delays in recognition of upfront received premium on expired sold put and call options on the price of HYPE, (iii) the over-time GAAP recognition of the Company’s receipt of HPL and 2Z tokens as well as Skew equity, (iv) the timing delay between commitment and receipt of a grant from Felix, (v) dispersed GAAP presentment of our operational strategies across various Statements of Operations sections, or (vi) the impacts of gains and losses on our digital asset treasury. We believe Adjusted Gross Profit is a critical metric to quantify and compare our core operational activities between periods. In the Company’s earnings release and earnings supplement for three months ended September 30, 2025 and December 31, 2025, we previously reconciled Non-GAAP “Adjusted Gross Profit” to GAAP “Revenue”. Given changes in GAAP presentment related to staking and validating activities, we believe for quarterly presentment periods in 2026, the closest comparable GAAP metric to Adjusted Gross Profit is Gross Profit.

2.	The following are unaudited supplemental operating disclosures: Gross HYPE Tokens, the number of HYPE tokens staked at the Kinetiq x Hyperion Validator, Validator Commissions in HYPE, Staking Yield in HYPE (which includes accrued staking rewards on HYPE LSTs), and HYPE Earned in Staking & Validating (which includes accrued staking rewards on HYPE LSTs).

3.	Calculated as the sum of the in-period Non-GAAP Adjusted Gross Profit components of (a) Validator Commissions plus (b) Staking Yield (such figures being expressed in-period in US Dollars), divided by the sum of (a) Validator Commissions in HYPE plus (b) Staking Yield in HYPE.

4.	“Gross HYPE Holdings” is a non-GAAP measure. Gross HYPE Holdings is defined as the gross market value of the Company’s HYPE assuming (a) all temporary HYPE token use agreements are exited, (b) all collateralized OTC HYPE derivatives are exited (and any HYPE or HYPE LST collateral is returned to the Company), and (c) all HYPE LSTs are converted back to HYPE tokens as of the end of each respective reporting quarter. It is reconciled to the GAAP measure “HYPE digital assets” by adding (i) HYPE digital assets receivable (without subtracting allowance for credit loss or unamortized nonrefundable upfront fees), (ii) HYPE digital intangible assets receivable (without subtracting allowance for credit loss), (iii) HYPE LSTs at carrying value (including without limitation HiHYPE, kHYPE, and kmHYPE) and (iv) the unrealized accretion (dilution) expected upon LST to HYPE reconversion as of the end of each respective reporting quarter. We believe Gross HYPE Holdings is a helpful non-GAAP financial measure to our management and investors because it eliminates the temporary HYPE value impacts caused by our DeFi Monetization and Yield Enhancement token movements as well as the conversion and reconversion between HYPE tokens and LSTs, which (a) causes staking yield on our HYPE LSTs not to be recognized in-period in accordance with GAAP and (b) does not recognize upward mark-to-market movements in underlying HYPE tokens given LSTs are carried at the lower of cost basis or impaired value. As such, it provides useful information about our balance sheet, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making, and provides an additional tool for investors to understand and compare our operating results across reporting periods.

5.	"Operating Expenses Excluding Stock-Based Compensation" is a non-GAAP measure. Operating Expenses Excluding Stock-Based Compensation is defined as the Company's operational expenses in-period excluding treasury value movements, stock-based compensation, and impairment of right of use assets. It is reconciled to the GAAP measure “Selling, general and administrative expense” by (i) subtracting stock-based compensation expense and (ii) adding research and development expense. Operating Expenses Excluding Stock-Based Compensation provides a metric of total operating expenditures in-period without the impact of treasury value movements, stock-based compensation, or impairment of right of use assets, thereby creating a helpful metric for operational expense comparisons between different periods for our management and investors.

6.	"Treasury Gains (Losses)" is a non-GAAP measure. Treasury Gains (Losses) is defined as the gross value change in the company's digital asset treasury portfolio each period, adjusting for temporary GAAP impacts due to native token to LST conversion (or LST to native token reconversion) and not including the Company's in-period operational activities (as captured in Adjusted Gross Profit described more fully in Footnote 1). It is reconciled to the GAAP measure “Net Operating Income (Expenses)" by (a) adding (i) research and development expense, (ii) selling, general, and administrative expense, (iii) impairment of right of use assets, (iv) provision for credit losses, and (v) the in-period change in unrealized accretion (dilution) expected upon LST to native token reconversion (including HYPE LSTs beginning in Q3’25 and KNTQ LSTs beginning in Q3’26), and (b) subtracting (i) accumulated but unrealized staking yield on LSTs, (ii) income from airdrops, (iii) realized gains and losses from Rysk Vault shares redemption, (iv) net gains on derivative instruments, and (v) treasury value changes attributable to derivative activity (which are already captured in the Non-GAAP metric “Adjusted Gross Profit”). Following these adjustments, Treasury Gains (Losses) is a singular metric that can present treasury value changes in isolation, which we believe is a helpful metric for management and investors given our large digital asset treasury position and the volatile nature of our digital assets.

7.	"Adjusted Other Income (Expense)" is a non-GAAP measure. Adjusted Other Income (Expense) reflects management’s view of recurring activities outside of core operating income and operating expenses. It is reconciled to the GAAP measure "Total Other Income (Expense), Net" by (a) adding back (i) interest expense, (ii) non-recurring gains and losses from reductions in legacy liabilities, and (iii) other non-recurring items which we do not consider material in nature, and (b) subtracting the portion of GAAP “Interest Income” generated from digital assets receivable. The items added back to Adjusted Other Income (Expense) are excluded because they are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. The item subtracted from Adjusted Other Income (Expense) is already captured in the Non-GAAP metric “Adjusted Gross Profit”, as further described in Footnote 1. We believe Adjusted Other Income (Expense) provides a helpful view to management and investors regarding recurring and ongoing income and expense items outside of core operating income and expenses, presented in a way to compare these elements over time.

8.	“Adjusted EBITDA” is a non-GAAP measure. Adjusted EBITDA is meant to reflect management’s view of recurring business activities and a more comparable view of the mark-to-market impacts on our digital asset treasury holdings in-period. It is reconciled to the GAAP measure “Net Income (Loss)” by removing (i) stock-based compensation, (ii) interest expense, (iii) provision for credit losses, (iv) income taxes, (v) depreciation and amortization expense (excluding amortization of operating lease), (vi) impairment of right of use assets, (vii) non-recurring gains and losses from reductions in legacy liabilities, and (viii) other non-recurring items which we do not consider material in nature; and, it adds in (i) the in-period change in unrealized accretion (dilution) expected upon LST to native token reconversion (including HYPE LSTs beginning in Q3’25 and KNTQ LSTs beginning in Q3’26), (ii) accumulated but unrealized yield enhancement activity as further described in Footnote 15, (iii) realized gains and losses from Rysk Vault shares redemption, (iv) the impact of upfront receipt and recognition of Company’s HPL tokens, 2Z tokens, and equity in Skew pursuant to its strategic agreements with HyperLend, DoubleZero, and Skew, respectively, and (v) the impact of a one-time grant from Felix in connection with the USDH stablecoin sunset (committed in June 2026 and received in July 2026). The items excluded from our Adjusted EBITDA are excluded because they are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. The items added to Adjusted EBITDA are included to give a more complete picture of our in-period operations and mark-to-market impacts on our digital assets, disregarding (i) the temporary GAAP earnings volatility of native token to LST conversion and LST to native token reconversion, (ii) the temporary GAAP earnings volatility of depositing and redeeming USDH/USDC versus Hyperion Rysk Vault Shares and delays in recognition of upfront received premium on expired sold HYPE put and call options, (iii) the over-time GAAP recognition of the Company’s receipt of HPL and 2Z tokens as well as Skew equity, and (iv) the timing delay between commitment and receipt of a grant from Felix. Adjusted EBITDA is used by management, in addition to GAAP financial measures, to understand and compare our operating results across accounting periods, for risk management and operational decision-making purposes. This non-GAAP measure provides investors with additional information in evaluating the Company's operating performance.

9.	“Net Asset Value” is a non-GAAP measure. Net Asset Value is defined as the estimated market value of our digital assets less net outstanding debt. It is reconciled to the GAAP measure “HYPE digital assets” as adjusted to “Gross HYPE Holdings” (described more fully in Footnote 4) by (i) adding KNTQ, HPL, and 2Z digital assets at estimated market value, (ii) the value of Skew equity contractually owed to Hyperion as of its most recent raise in the three months ended September 30, 2026, (iii) adding Hyperion Rysk Vault Shares at cost basis, (iv) adding Current Assets, (v) subtracting Current Liabilities including current portion of Notes Payable, without subtracting corresponding debt discounts or any unamortized issuance expenses, and excluding Deferred Revenue, and (vi) subtracting Notes Payable (Non-current portion, without subtracting corresponding debt discounts or any unamortized issuance expenses). We believe Net Asset Value is a helpful non-GAAP financial measure to our management and investors because it provides a more complete picture of our net assets. It does not include other non-current assets or non-current liabilities beyond the aforementioned items. The Company believes Net Asset Value provides useful information about our balance sheet and financial performance, enhances the overall understanding of our past performance and future prospects, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making, and provides an additional tool for investors to use to understand and compare our operating results across accounting periods.

10.	Represents in-period accrued staking yield on LSTs. Staking yield on LSTs is not recognized in-period in accordance with GAAP; instead, LST staking yield may be recognized as a realized gain upon future reconversion from LSTs back into underlying native tokens.

11.	Represents the estimated future financial implications if all company-owned HYPE LSTs were reconverted to HYPE at the end of each respective period. Encapsulates both the temporary GAAP valuation methodology differences between LSTs and HYPE plus the realization of previously accrued but unrecognized staking yield on LSTs.

12.	In the three months ended September 30, 2025, Gain on extinguishment of liability and a reduction in accrued liability within other income was approximately $2.2 million and $0.2 million respectively, combined totaling $2.4 million. In the three months ended March 31, 2026, gain on extinguishment of liabilities within Other income (expense), net totaled $0.2 million. In the three months ended September 30, 2026, loss on extinguishment of liabilities within Other income (expense), net totaled $0.4 million, in connection with early prepayment of the Avenue Capital loan.

13.	In the reconciliation of “Total Other Income (Expense), Net” to “Adjusted Other Income (Expense)”, as well as in the reconciliation of “Net Income (Loss)” to “Adjusted EBITDA”, other non-recurring items include (a) gains and losses on sales and disposals of life sciences equipment and furniture, (b) release of reserves held against potential returns of company-sold items, (c) a one-time realized payment in connection with a terminated LOI, (d) gains and losses due to valuation differences in the time between contractual and actual delivery dates on certain company-paid expenses denominated in HYPE and in Company equity, and (e) the impact of accelerating the one-time grant from Felix Foundation in connection with the USDH stablecoin sunset (committed in June 2026 and received in July 2026).

14.	Estimated and unaudited figures as of September 30, 2026.

15.	Includes all net cash, cash equivalents, and USDC/USDH premiums received but unrealized on expired sold HYPE puts and calls, including within the Hyperion Rysk Vault, as well as third-party fees on yield enhancement activities (such third-party fees being included in DeFi Monetization within Non-GAAP Adjusted Gross Profit).

16.	Includes assets the Company considers to be economically equivalent, but not functionally equivalent, to cash, such as USDC and USDH Stablecoin as well as deposits and redemptions from the Hyperion Rysk Vault.

17.	“Adjusted Net Investing Cash Flow” is a non-GAAP measure. Adjusted Net Investing Cash Flow is defined as the estimated total net cash (including non-GAAP cash equivalents) generated from / (used for) acquisitions and dispositions of assets for investing purposes. It is reconciled to the GAAP measure “Net Cash and Cash Equivalents Provided By Investing Activities” by adding the net impact of non-cash digital asset acquisitions and dispositions. We believe Adjusted Net Investing Cash Flow is a helpful non-GAAP financial measure to our management and investors because it removes the in-period cash flow volatility which can be caused by purchases and sales of and by non-cash current assets, including USDC and USDH stablecoins. The Company believes Adjusted Net Investing Cash Flow provides useful information about our financial performance and cash flows with greater transparency for investors to understand and compare our operating results across accounting periods.

18.	“Adjusted Net Operating Cash Flow” is a non-GAAP measure. Adjusted Net Operating Cash Flow is defined as the estimated total net cash (including non-GAAP cash equivalents) generated from / (used for) the Company’s operating activities. It is reconciled to the GAAP measure “Net Cash and Cash Equivalents Provided By Operating Activities” by (a) subtracting the net impact of non-cash digital asset acquisitions and dispositions and (b) adding quarterly variance in assets the Company considers to be economically equivalent, but not functionally equivalent, to cash (including from time-to-time USDC and USDH stablecoins as well as deposits and redemptions from the Hyperion Rysk Vault). We believe Adjusted Net Operating Cash Flow is a helpful non-GAAP financial measure to our management and investors because it removes the in-period operating cash flow volatility which can be caused by the inflows and outflows of non-GAAP current assets functionally equivalent to cash.

19.	“Core Operating Earnings” is a non-GAAP measure. Core Operating Earnings is defined as all in-period gross profit less operational expenses incurred by the Company excluding gains and losses on its digital asset treasury, stock-based compensation, and impairment of right of use assets. It is reconciled to the GAAP measure “Gross Profit” as adjusted to non-GAAP “Adjusted Gross Profit” (described more fully in Footnote 1) by (i) adding selling, general and administrative expense, (ii) subtracting stock-based compensation expense, and (iii) adding research and development expense. Core Operating Earnings provides a metric of total operating earnings in-period without the impact of treasury value movements, stock-based compensation, or impairment of right of use assets. We believe Core Operating Earnings is a helpful metric to our management and investors to compare core operating activity across periods.